SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of the 28th  day of October, 2016 (this “Agreement”) is entered into by and among, MJP International Ltd., a Nevada corporation (“MJPI”); and Liao Zu Guo (the “OWNER”). MJPI and OWNER are referred to singularly as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, OWNER owns 100% of the issued and outstanding shares of Energy Alliance Labs Inc., a Delaware corporation (“Target”);

WHEREAS, Target owns eighty percent (80%) of the issued and outstanding shares of Human Energy Alliance Laboratories Corp., an Idaho corporation (“HEAL”), which is in the business of re-selling mid-sized wind turbines, small solar panels and related controllers.

WHEREAS, MJPI wishes to acquire all of the issued and outstanding shares of capital stock of Target (referred to hereinafter as the “Target Shares”), with the purpose of owning and operating Target as MJPI’s wholly-owned subsidiary; and

                WHEREAS, MJPI and OWNER propose to enter into this Agreement which provides, among other things, that OWNER will deliver the Target Shares to MJPI in exchange for an aggregate total of 4,000,000 shares of MJPI’s common stock (the “Share Exchange”), on the terms and conditions set forth herein and such additional items as more fully described in this Agreement.

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.        Definitions. The following terms shall have the following respective meanings:

“Affiliate”
with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party.  For the purpose of this definition, “control” means (i) ownership of more than ten percent (10%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement or otherwise;

“Business Day”	a day (other than a Saturday) on which banks in Arizona are open for business throughout their normal business hours;

“Closing”	the closing of the transactions contemplated by this Agreement;
“Completion”	completion of acquisition of the Target Shares by MJPI and issuance of the Exchange Shares (as such term is defined below) in accordance with the terms and conditions of this Agreement;
“Encumbrance”
any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Exchange Act”	the US Securities Exchange Act of 1934;
“Person”	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);
“Securities Act”	the US Securities Act of 1933;
“SEC”	the US Securities and Exchange Commission;
“US”	United States of America;
“United States Dollars” or “US$”	United States dollars.

Section 1.02.        Rules of Construction.

               (a)           Unless the context otherwise requires, as used in this Agreement:  (i) “including” means “including, without limitation”; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (vi) the terms “Article” and “Section” shall refer to the specified Article or Section of or to this Agreement; and (vii) the term “day” shall refer to calendar days.

(b)           Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II
THE SHARE EXCHANGE

Section 2.01         Share Exchange.

(a)           Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), MJPI shall acquire all of the Target Shares with all of such interests acquired being free from all Encumbrances together with all rights now or hereafter attaching thereto. MJPI shall be sole owner of Target and Target shall continue to operate in its normal course of business, as a wholly-owned subsidiary of MJPI.

(b)           In exchange for the delivery of the Target Shares, MJPI shall provide the following to OWNER at the closing, an aggregate total of 4,000,000 shares of MJPI’s common stock (the “Exchange Shares”).

(c)           The Share Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party’s failure to perform, then the other Party may terminate the Agreement.

Section 2.02.        Closing Location.  The Closing of the Share Exchange and the other transactions contemplated by this Agreement will occur as soon as possible (the “Closing Date”), at the law offices of Booth Udall Fuller, PLC, 1255 W. Rio Salado Parkway, Tempe, Arizona.

Section 2.03.        OWNER’s Closing Documents.  At the Closing, OWNER shall tender to MJPI:

(a)           Copies of a certificate(s) representing all of the Target Shares, duly endorsed for transfer by the applicable OWNER of such shares, which shall either be validly notarized or the signature thereon otherwise guaranteed and such certificates shall be marked as “cancelled”;

(b)           One (1) new certificate issued by the Target in the name of MJPI representing the Target Shares;

(c)           A certified copy of the register of shareholders of Target showing MJPI as the registered owner of the Target Shares; and

(d)           A resolution from OWNER certifying that the conditions in Section 8.01(b) have been satisfied.

Section 2.04.        MJPI’s Closing Documents.  At the Closing, MJPI will tender to OWNER:

(a)           A certified copy(ies) of resolutions of the Board of Directors of MJPI in a form satisfactory to OWNER, acting reasonably, authorizing:

                      (i)           the execution and delivery of this Agreement by MJPI; and

(ii)	the issuance of the Exchange Shares to OWNER.

(b)           Share certificates, registered in the name of OWNER as set forth above representing the Exchange Shares; and

(c)           A certificate executed by a duly appointed officer of MJPI certifying that the conditions in Section 9.01(b) have been satisfied.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.        Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02.        Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03.        Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04.        Each Party acknowledges that the restrictions contained in Section 12.01 shall continue to apply after the Closing without limit in time.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MJPI

Section 4.01.        Organization, Standing and Authority; Foreign Qualification. MJPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02.       Corporate Authorization. The execution, delivery and performance by MJPI of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MJPI, and this Agreement constitutes a valid and binding agreement of MJPI. The Exchange Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03.       Capitalization.  MJPI’s authorized capital stock, as of the Closing Date prior the issuance of the Exchange Shares, shall consist of 190,000,000 authorized shares of common stock, of which 16,108,500 shares are issued and outstanding. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of MJPI’s common stock or any other security of MJPI or any plan for any of the foregoing. MJPI is not obligated to register the resale of any of its common stock on behalf of any shareholder of MJPI under the Securities Act.

Section 4.04.        Subsidiaries. Prior to the Closing, MJPI does not have any subsidiaries other than MJP Lighting Solutions Ltd. and MJP Holding Ltd.

Section 4.05.       Articles of Incorporation and Bylaws.  MJPI has heretofore delivered, or prior to Closing MJPI shall deliver, to OWNER true, correct and complete copies of its Articles of Incorporation and Bylaws or comparable instruments, certified by MJPI’s corporate secretary.

Section 4.06.        No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)           violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of MJPI;

(b)           violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which MJPI is a party or by or to which either of its assets or properties, may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon MJPI or upon the securities, assets or business of MJPI;

(d)           violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to MJPI or to the securities, properties or business of MJPI; or

(e)           result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by MJPI.

Section 4.07.        Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to MJPI’s best knowledge threatened against or affecting MJPI or involving any of MJPI’s property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. MJPI is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.08.        True and Correct Copies. All documents furnished or caused to be furnished to OWNER by MJPI are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.12.        Brokerage.  No broker or finder has acted, directly or indirectly, for MJPI nor did MJPI incur any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OWNER

The OWNER represents and warrants to MJPI as follows:

Section 5.01.        Organization, Standing and Authority; Foreign Qualification. (a) Target is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02.        Authorization. The execution, delivery and performance by OWNER of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, as the case may be, on the part of OWNER. OWNER has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of OWNER.

Section 5.03.        Capitalization.

(a) All of the Target Shares are duly authorized, validly issued, fully paid and non-assessable.  There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of capital stock in Target or any other security of Target or any plan for any of the foregoing.

(b) The Target Shares are not subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

(c) There are no outstanding loans, debts, bonds, indentures or promissory notes giving the holder thereof the right to convert such instruments into shares of Target’s capital stock.

Section 5.04.        Subsidiaries. Target does not have any subsidiaries other than HEAL.

Section 5.05.        Sale of Exchange Shares. Upon completion of the purchase and sale of the Exchange Shares, OWNER shall be the beneficial and record holder of the Exchange Shares.

Section 5.06.        Investment Risk.  The OWNER understands that an investment in MJPI includes a high degree of risk, each has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of their investment in the Exchange Shares, are in a financial position to hold the Exchange Shares for an indefinite period of time, and are able to bear the economic risk of, and withstand a complete loss of such investment in the Exchange Shares.

Section 5.07.        Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, OWNER will execute, deliver, file and otherwise assist MJPI in filing such reports, undertakings and other documents as may be required with respect to the issuance of the Exchange Shares.

Section 5.08.        Tax Advice.  OWNER is solely responsible for obtaining such legal, including tax, advice as any of them considers necessary or appropriate in connection with the execution, delivery and performance by OWNER of this Agreement and the transactions contemplated herein.

Section 5.09.        Investment Representations.  All of the acknowledgements, representations, warranties and covenants set out in Exhibit A hereto are true and correct as of the date hereof and as of the Closing Date.

Section 5.10.        No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)           violate any provision of the Articles or Certificate of Incorporation, Bylaws or other charter or organizational document of Target;

(b)           violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Target or any OWNER is a party or by or to which either’s assets or properties may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Target or any OWNER or upon the securities, assets or business of Target and/or any OWNER;

(d)           violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Target and/or any OWNER or to the securities, properties or business of Target and/or any OWNER; or

(e)           result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Target.

Section 5.11.        Articles of Incorporation and Bylaws.

                (a)           OWNER has heretofore delivered to MJPI true, correct and complete copies of Target’s Articles of Incorporation and Bylaws or comparable instruments, certified by the corporate secretary thereof.

(b)           The minute books of Target accurately reflect all actions taken at all meetings and consents in lieu of meetings of its respective members or owners, and all actions taken at all meetings and consents in lieu of meetings of its managing members from the date of incorporation to the date hereof.

Section 5.12.        Compliance with Laws.  To the best of OWNER’s knowledge, neither Target nor any OWNER is in violation of any applicable order, judgment, injunction, award or decree nor are they in violation of any federal, provincial, state, local, municipal or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Target or OWNER and have not received written notice that any violation is being alleged.

Section 5.13.       Material Information.  This Agreement and all other information provided in writing by OWNER or representatives thereof to MJPI, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions, which have not been disclosed to MJPI in writing which, individually or in the aggregate, could have a material adverse effect on Target and/or OWNER or a material adverse effect on the ability of OWNER to perform any of their obligations pursuant to this Agreement.

Section 5.14.        Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Target or any OWNER.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of OWNER, threatened against or involving any OWNER, Target or the Target Shares.

Section 5.15.        Operations.  Except as contemplated by this Agreement, since its date of incorporation, Target has not:

(a)           amended its Certificate or Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any of its ownership interests or changed or agreed to change in any manner the rights of its ownership interests or the character of its business;

(b)           issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any ownership interests or any bonds, notes, debentures or other evidence or indebtedness; or

(c)           made any loan or advance to any manager, officer, director or employee, consultant, agent or other representative.

Section 5.16.        Brokerage.  OWNER shall pay any brokerage, finder’s fee or other commission owed in connection with the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS AND AGREEMENTS OF OWNER

Section 6.01.        Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, OWNER shall cause Target to conduct its business substantially in the manner in which it is currently conducted.

Section 6.02.        Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, OWNER shall cause Target to use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present managers, officers, employees, agents, and consultants.

Section 6.03.        Conduct Pending the Closing Date.  From the date of this Agreement to the Closing Date: (a) OWNER shall cause Target to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) OWNER shall promptly notify MJPI of any event, condition or circumstance that would constitute a violation or breach of this Agreement by OWNER.

Section 6.04.        Corporate Examinations and Investigations.  Prior to the Closing Date, MJPI shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Target, and such examination of the books, records, tax returns, results of operations and financial condition of Target. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and OWNER and his employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VII
COVENANTS AND AGREEMENTS OF MJPI

Section 7.01.        Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, MJPI shall conduct its businesses substantially in the manner in which it is currently conducted.

Section 7.02.        Litigation.  From the date of this Agreement to the Closing Date, MJPI shall notify OWNER of any actions or proceedings of the type described in Section 4.07 that are threatened or commenced against MJPI or against any officer, director, employee, properties or assets of MJPI and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.03.        Conduct of MJPI Pending the Closing.  From the date hereof through the Closing Date:

(a)           MJPI shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)           MJPI shall promptly notify OWNER of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by MJPI.

Section 7.04.        Corporate Examinations and Investigations.  Prior to the Closing Date, OWNER shall be entitled, through employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of MJPI; and such examination of the books, records, tax returns, results of operations and financial condition of MJPI. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and MJPI and its employees and representatives shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF MJPI TO CLOSE

The obligations of MJPI to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01.       Representations and Covenants.

      (a)  The representations and warranties of OWNER contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b) The OWNER shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by him on or before the Closing Date. The OWNER shall have delivered to MJPI a certificate, dated the Closing Date, and signed by OWNER to the foregoing effect.

Section 8.02.        Governmental Permits and Approvals.

                (a)           All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Target to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and MJPI shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)           There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03.       Third Party Consents.  All consents, permits and approvals from parties to contracts with Target that may be required in connection with the performance by OWNER hereunder or the continuance of such contracts in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.        Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Target, OWNER, or on the Target Shares.

Section 8.05         Due Diligence Review.  MJPI must have received results satisfactory to it, in its sole discretion, from its due diligence review of Target and its operations.

Section 8.06         Closing Documents.  The OWNER shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE OWNER TO CLOSE

The obligations of OWNER to be performed by them at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

Section 9.01.       Representations and Covenants.

           (a)               The representations and warranties of MJPI contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

           (b)              MJPI shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. MJPI shall have delivered to OWNER a certificate dated the Closing Date, and signed by an authorized signatory of MJPI to the foregoing effect.

Section 9.02.        Governmental Permits and Approvals.

    (a)             All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by MJPI to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and OWNER shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

           (b)              There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03.                      Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on MJPI.

Section 9.04.                      Closing Documents.  MJPI shall have executed and delivered the documents described in Section 2.04 above.

ARTICLE X
TERMINATION
Section 10.01.     Termination.

(a)         Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Share Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing:

                      (i)           by mutual written consent of OWNER and MJPI;

                      (ii)           by either OWNER or MJPI in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Share Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

                      (iii)           by MJPI (a) if MJPI is not then in material breach of this Agreement and if there shall have been any breach by OWNER (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article VIII, and (B) shall not have been cured within thirty (30) days following receipt by OWNER of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30-day period and OWNER is diligently pursuing such cure, or (b) if MJPI has not received results satisfactory to it, in its sole discretion, from its due diligence review of Target and its operations; or

                      (iv)           by OWNER if he is not then in material breach of this Agreement and if there shall have been any breach by MJPI (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Article IX, and (B) shall not have been cured within thirty (30) days following receipt by MJPI of written notice of such breach.

(b)         In the event of termination by OWNER or MJPI pursuant to this Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party.

Section 10.02.     Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 10.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; and (ii) Section 12.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE XI
POST-CLOSING COVENANTS

Section 11.01 OWNER’s Covenants. The OWNER hereby covenants with MJPI and promises as follows:

(a)	To maintain the books, records, accounting and financial statements of Target and all operations related to its current business, in accordance with applicable accounting principles and practices.

(b)
To maintain all of the legal requirements that permit Target to operate its current business under the federal and provincial laws and regulations of Delaware and comply with all other federal and Delaware state laws.

(c)	Not to incur any debt by Target in any event whatsoever, except with the prior written consent of the Board of Directors of MJPI.

ARTICLE XII
MISCELLANEOUS

Section 12.01.      Public Notices.  The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 12.02.     Time.  Time shall be of the essence hereof.

Section 12.03.      Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

if to OWNER, at:

Liao Zu Guo
No. 245 Wei 7 Dui
Shilong Village
Lingcheng Town
Linshan County
Guangxi, China

           if to MJPI, at:

MJP International Ltd.
2806, 505 - 6th Street SW
Calgary, Alberta, Canada

or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 12.04.    Severability.  If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 12.05.      Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 12.06.      Further Assurances.  The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 12.07.      Waiver.  Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.  No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

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Section 12.08.      Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

MJPI

MJP INTERNATIONAL LTD.
a Nevada corporation

By:  /s/Chris Tong Tang
Name:  Chris Tong Tang
Title: President and Chief Executive Officer

OWNER

Liao Zu Guo

By:  /s/Liao Zu Guo
Name:  Liao Zu Guo

EXHIBIT A

Investor Certificate

October 28, 2016

MJP International Ltd.
2806, 505 - 6th Street SW
Calgary, Alberta, Canada

Defined terms used but not defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement (the “Share Agreement”) dated October 28, 2016, between MJP International Ltd., a Nevada corporation (the “Company”); and Liao Zu Guo (the “Owner”), whereby Owner is acquiring shares of the Company’s common stock (the “Shares”).

1.	The undersigned hereby represents, warrants and certifies that:

a)	AN INVESTMENT IN THE SHARES IS NOT WITHOUT RISK AND THE OWNER MAY LOSE HIS, HER OR ITS ENTIRE INVESTMENT;

b)
The Owner has been given the opportunity by the Company to ask questions of, and receive answers from, the management of the Company and has had access to such financial and other information concerning the Company as it has considered necessary to make a decision to invest in the Shares and has availed itself of such opportunity to the full extent desired;

c)
The Owner has not been provided with, nor has it requested, nor does it have any need to receive, an offering memorandum or any similar document in connection with the Shares, and its decision to execute this Agreement and to purchase the Shares has been based entirely upon its own due diligence review of the Company;

d)
The Shares have not been registered under the U.S. Securities Act of 1933 (the “U.S. Securities Act”) or the securities laws of any state, and that the Shares upon issuance will be, “restricted securities” in the United States within the meaning of Rule 144(a)(3) of the U.S. Securities Act;

e)
No agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Shares;

f)
The purchase of the Shares has not been made through, or as a result of, and the distribution of the Shares is not being accompanied by, and the Owner is not aware of, any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, internet or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

g)	The Shares are being offered for sale on a “private placement” basis only;

h)
Upon the issuance of the Shares, the certificates representing the Shares shall bear a legend to the effect that transfer is prohibited except (i) pursuant to registration under U.S. Securities Act, and (ii) pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with U.S. Securities Act;

i)
The Shares will be subject to resale restrictions under applicable securities legislation, rules, regulations and policies, and the Owner will comply with all relevant securities legislation, rules, regulations and policies concerning any Shares and will consult with its own legal advisers with respect to complying with all restrictions applying to any such resale and further agrees that it is solely responsible for compliance with all applicable resale restrictions and will only resell the Shares in compliance with all applicable securities laws; and

j)	That the Owner is an “accredited investor”, as such term is defined by Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act of 1933.

2.	The undersigned acknowledges and agrees that:

(a)
The Shares are and will be “restricted securities” as that term is defined in Rule 144 under the U.S. Securities Act, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws, will be subject to the terms of and bear, on the face of such certificate, a legend in substantially the following for:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THESE SECURITIES ARE RESTRICTED SECURITIES (AS DEFINED UNDER RULE 144 UNDER THE U.S. SECURITIES ACT) AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR VALUE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS  PROMULGATED UNDER THE U.S. SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

(b)	The Company will refuse to register any sale of Shares made in breach of the provisions hereof.

(c)
The addressees of this certificate and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements, and irrevocably authorizes the addressees of this certificate to produce the same or a copy thereof to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein. Each of the undersigned further agrees that if any of acknowledgements, representations, warranties or agreements made herein is no longer accurate, he shall promptly notify the Company

October 28, 2016

Liao Zu Guo

By:  /s/Liao Zu Guo
Name:  Liao Zu Guo